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Acquisition of Global Industries: Reinforcing Technip's Subsea Leadership

September 12, 2011

Safe Harbor

This presentation contains both historical and forward -looking statements.
These forward -looking statements are not based on historical facts, but rather
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results, performance or achievements expressed or implied by these forward
-looking statements. Risks that could cause actual results to differ materially from the results anticipated in the forward -looking statements include, among other things: our ability to successfully continue to originate and execute large services contracts, and construction and project risks generally; the level of production -related capital expenditure in the oil and gas industry as well as other industries; currency fluctuations; interest rate fluctuations;
raw material (especially steel) as well as maritime freight price fluctuations;
the timing of development of energy resources; armed conflict or political instability in the Arabian -Persian Gulf, Africa or other regions; the strength of competition; control of costs and expenses; the reduced availability of
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remediation costs; our ability to manage and mitigate logistical challenges due to underdeveloped infrastructure in some countries where we are performing projects.

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In connection with the proposed transaction, Global Industries, Ltd. will file a proxy statement and other relevant documents with the SEC. Before making any voting decision, investors and security holders of Global Industries, Ltd. are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at
www.sec.gov. In addition, documents filed with the SEC by Global Industries,
Ltd. are available free of charge by writing Global Industries, Ltd. at the following address: Global Industries, Ltd., 8000 Global Drive, Carlyss,
Louisiana 70665, Attention: Investor Relations. Documents filed with the SEC by
Technip are available free of charge from Technip's website at:
http://investors -en.technip. com

Acquisition of Global Industries: What and Why

[] Agreement to pay in cash for 100% of Global Industries at US$8.00    per
share, unanimously approved by Global Industries' Board of Directors

[] Total transaction value of ~[]768* million, funded with available cash and existing credit facilities

[] Adds know-how,  assets and experience in S-Lay  and Heavy Lift which
Technip's vertically integrated portfolio of services can leverage

[] Expands Technip's addressable subsea market by ~30%

[] Revenue and cost synergies to make transaction accretive to earnings per share from 2013 onwards

*Exchange rate of USD/EUR 1.40. Total transaction value of US$1,073 million including approximately US$136 million in Net Debt

3 based on a diluted number of shares of 117.2 million

Global Industries, a Leading Subsea Solution Provider

[] US based international contractor active in subsea construction and pipelay

[] $568  million in revenue in 2010

[] ~2,300 experienced and skilled employees

[] Specialist in S-Lay  and Heavy Lift supported by 2 newly-built  leading edge
S-Lay  vessels

[] 14 vessels in total including a complementary fleet of:

[] Conventional pipelay barges

[] Diving and ROV* support

[] Decommissioning capabilities

[] Two main shore bases and a worldwide commercial presence notably in Gulf of
Mexico and Middle East

4 *ROV: Remotely Operated underwater Vehicle

Global Industries' S-Lay and Heavy Lift Capabilities

- Global 1200 and Global 1201: newly-built, latest generation sister ships with specifications suited to a broad subsea scope
- Experienced and knowledgeable teams
- S-Lay capabilities enable access to a large scope of projects including deep-to-shore and complex Subsea EPCI* projects
- Operates up to 3,000 meter water depth and handles up to 60 inch outside diameter concrete coated pipe



Global 1200


GLOBAL 1201

Global 1201**

S-Lay	500t
Crane	1,200 t
Pipe diameter	4-60 in
Working station	10
Length	162 m
Breadth	37.8 m
Speed	15 knots
Stinger length	105 m
Positioning	DP2
Minimum draft	5.8 m

*EPCI: Engineering, Procurement, Construction and Installation
** Delivery scheduled for 4Q2011

5

Technip

      Subsea, a High-Growth Market
               Technip's backlog
           above previous peak at   km installed
[] million            []3.7 billion  per year*

Market projections support future growth

*Offshore Pipelines include: conventional lines associated with SURF &
Trunklines/Export lines (diameter = or >24" and length >75km)

6 Source: Infield Systems'

Acquisition of Global Industries Expands Technip's Addressable Subsea Market by ~30%

- Consistent with our strategy and investment policy
- Reinforces Technip's unique vertically integrated offer in subsea
- Complementary service offering:
  - S-Lay
  - Heavy Lift
- Deep-to-shore capabilities
  - Enhanced scope in large, complex EPCI projects

Total addressable subsea market



Technip today
~€35 bn*
Other**
Technip & Global: + ~30%
Technip
Global Industries

*Source: Infield Systems
** Other: Other subsea equipment, Ultra Heavy Lift, shallow to shallow pipelines…

7

Technip

Expanded Project Execution Capabilities

Flexible -Lay, Reel-Lay
and J-Lay

S-Lay

Heavy Lift

Inter-fields /
Export lines

Infield lines

Technip

Global Industries

Expanded Fleet of 34 Vessels

Flexible-Lay & Construction

7 units


Skandi Vitoria


Skandi Niteroi


Deep Pioneer


Deep Constructor


Vessel for Asian Market*


Sunrise 2000


Normand Progress

Rigid Reel-Lay & J-Lay

3 units


Deep Blue


Apache II


New built Deep Energy*

Rigid S-Lay and Heavy Lift

7 units


G1200


G1201*


Hercules


Comanche


Iroquois


Chickasaw


DLB 264

Diving & multi support vessels

17 units


Skandi Achiever


Olympic Challenger


Skandi Arctic


Global Orion


Pioneer

9

* Under construction

Technip Global Industries

Technip

Technip Customer Support from Concept to Execution in Offshore & Subsea

Concept

Upstream Engineering
- Pre-FEED* and FEED
- Offshore field development studies
- Innovative technology solutions for platform and subsea challenges

Execution

PROJECT MANAGEMENT

Project Engineering & Procurement

Manufacturing
- Flexible risers and flowlines
- Rigid Pipeline Welding/Spooling
- Umbilicals

Installation
- Flexible-Lay
- Umbilical-Lay
- Associated construction
- Rigid Reel-Lay
- Rigid J-Lay
- Rigid S-Lay
- Heavy Lift for Subsea infrastructure
- Offshore topside installation

Support, Diving & Logistics

R&D, Proprietary Software & Hardware









Technip | Global Industries

*FEED: Front End Engineering Design

10

Technip's Skills Will Leverage Global Industries Know-how, Assets and
Experience

Technip's core subsea strengths applied to Global []

[] Large customer base with worldwide presence [] World class technologies, products and services [] Strong project management skills [] Solid track record in delivering large and complex projects [] Financial strength to endorse large contract responsibility

[].will drive substantial revenue synergies

[] Greater scope on existing Technip projects [] Enhanced capabilities to address large EPCI projects [] Access to new geographies and new market segments

Expected Financial Contribution

[] Transaction expected to close early 2012

[] Technip's recently increased 2011 financial outlook remains unchanged

[] 2012: focus on

[] Priority on integration of Global Industries

[] First order intake from deployment of Global Industries teams and assets

[] 2013: accretive to Technip's earnings per share by 5 to 7%

[] First revenues from combined projects

[] Implementation of at least $30  million in cost synergies from public company costs, real estate, fleet optimization and purchasing

[] Thereafter: further accretion and overall return in line with Technip's subsea hurdle rate of 15% ROCE over a business cycle

Key Takeaways

[] Technip's current subsea market above previous peak and growing strongly

[] Global Industries expands Technip's addressable market by ~30% and provides a platform for further expansion

[] Significant fundamental value embedded in Global Industries' know-how, assets and experience which can be fully unlocked by Technip's skills

[] For customers, broader suite of technologies, products and services notably for complex EPCI projects

[] For shareholders, improves earnings from 2013 onwards and increases contribution from Subsea [] For all our employees greater career opportunities
Photo credit: Technip and Global Industries
Strategic platform to accelerate profitable and sustainable growth

Acquisition of Global Industries: Reinforcing Technip's Subsea Leadership

September 12, 2011